Exhibit 99.1

News Release
Contact:      Walt Standish, President and Chief Executive Officer, 843.916.7813
                      Dick Burch, Executive Vice President and Chief Financial Officer, 843.916.7806

FOR IMMEDIATE RELEASE

Beach First Earnings Grow 33.1% in First Quarter

Myrtle Beach, SC, April 17, 2007 – Beach First National Bancshares, Inc. (NASDAQ: BFNB) today announced that its first quarter 2007 earnings increased 33.1% over the same period last year.

Net income for the quarter ended March 31, 2007, increased 33.1%, totaling $1,612,384 or $0.33 per diluted share, when compared to the $1,211,807, or $0.25 per diluted share, reported for the quarter ended March 31, 2006. Total assets grew to $552.8 million, which represents an increase of 30% from the same period a year ago. Total deposits grew to $445.1 million, an increase of 32% from the same period a year ago. Total loans grew to $448.0 million, a 28% increase over the same period last year.

Annualized return on average shareholders’ equity was 14.05% for March 31, 2007, compared to 12.02% for March 31, 2006. The net interest margin was 4.39% for the period ended March 31, 2007, when compared to 4.42% for the same period a year ago. Book value per share stood at $9.89 per share at March 31, 2007, compared to $8.42 per share at March 31, 2006.

Walt Standish, president and chief executive officer, said, “Beach First continues to perform well in 2007. During the first quarter, we completed our move to our new headquarters at Grissom Parkway and celebrated with a well-received Grand Opening event. We have continued to build the infrastructure needed to run a growing bank with an expanded presence in both the Grand Strand and Hilton Head Island markets. Our new mortgage loan division continues to expand, building Beach First’s presence in the Carolinas and mid-Atlantic states.”

Beach First National Bancshares, Inc. is the parent of Beach First National Bank, a $543.7 million financial institution headquartered in Myrtle Beach, South Carolina. Beach First operates six banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina, and offers a full line of banking products and services, including NetTeller internet banking. The company’s stock trades on the NASDAQ Global Market under the symbol BFNB and the website is beachfirst.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, excessive loan losses and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Beach First National Bancshares, Inc.
Myrtle Beach, South Carolina
Consolidated Condensed Balance Sheets

	March 31,		December 31,
	2007	2006	2006
	(unaudited)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$7,654,093	$4,599,760	$5,198,945
Federal funds sold and short-term investments	4,655,718	6,133,853	14,010,667
Investment securities available for sale	69,191,574	52,099,895	68,474,531
Loans, net	427,957,250	344,306,128	392,848,582
Mortgage Loans Held for Sale	13,865,389	-	12,478,222
Federal Reserve Bank stock	984,000	534,000	984,000
Federal Home Loan Bank stock	2,607,800	2,318,100	2,475,600
Premises and equipment, net	14,967,965	8,373,573	14,344,330
Cash value of life insurance	3,456,030	3,331,263	3,424,586
Other assets	7,467,395	5,012,133	5,961,876

Total assets	$552,807,214	$426,708,705	$520,201,339

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits
Noninterest bearing deposits	$35,863,807	$28,884,753	$37,194,469
Interest bearing deposits	409,193,216	308,985,257	379,162,660

Total deposits	445,057,023	337,870,010	416,357,129
Advances from Federal Home Loan Bank	37,500,000	32,500,000	37,500,000
Other borrowings	7,133,561	3,299,945	7,209,820
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Other liabilities	5,526,823	2,648,541	3,364,811

Total liabilities	505,527,407	386,628,496	474,741,760

SHAREHOLDERS’ EQUITY:
Common stock, $1 par value; 10,000,000 shares
authorized; 4,779,241 issued and outstanding at March
31, 2007 and 4,761,687 at March 31, 2006 and 4,768,413 at
December 31, 2006	4,779,241	4,761,687	4,768,413
Paid-in capital	28,695,185	28,628,349	28,657,576
Retained earnings	14,319,179	7,725,389	12,706,795
Accumulated other comprehensive loss	(513,798)	(1,035,216)	(673,205)

Total shareholders' equity	47,279,807	40,080,209	45,459,579

Total liabilities and shareholders' equity	$552,807,214	$426,708,705	$520,201,339

Beach First National Bancshares, Inc.
Myrtle Beach, South Carolina
Consolidated Condensed Statements of Income

	Three Months Ended		For the Year Ended
	March 31,		December 31,
	2007	2006	2006
	(unaudited)	(unaudited)	(audited)
INTEREST INCOME
Interest and fees on loans	$9,716,457	$6,823,870	$33,096,343
Investment securities	904,843	582,144	2,897,719
Federal funds sold	69,027	145,054	469,819
Other	5,900	5,256	22,929

Total interest income	10,696,227	7,556,324	36,486,810

INTEREST EXPENSE
Deposits	4,467,285	2,696,889	13,711,212
Advances from the FHLB and federal funds purchased	428,816	341,889	1,546,286
Junior subordinated debentures	318,380	177,247	771,740

Total interest expense	5,214,481	3,216,025	16,029,238

Net interest income	5,481,746	4,340,299	20,457,572

PROVISION FOR POSSIBLE LOAN
LOSSES	351,200	522,200	2,174,400

Net interest income after provision for
possible loan losses	5,130,546	3,818,099	18,283,172

NONINTEREST INCOME
Service fees on deposit accounts	135,488	127,965	514,286
Gain on sale of loans	-	22,259	60,392
Gain on sale of fixed asset	3,850	-	-
Gain on sale of investment securities	-	-	1,007
Income from cash value life insurance	36,759	34,850	143,717
Income from mortgage operations	1,773,197	66,385	2,136,250
Other income	384,807	60,061	1,134,697

Total noninterest income	2,334,101	311,520	3,990,349

NONINTEREST EXPENSES
Salaries and wages	2,332,432	1,023,484	6,018,633
Employee benefits	400,906	234,307	1,138,653
Supplies and printing	51,182	28,439	126,705
Advertising and public relations	143,606	83,515	387,056
Professional fees	127,989	77,522	311,627
Depreciation and amortization	315,739	130,402	518,551
Occupancy	448,618	189,484	1,065,091
Data processing fees	171,457	116,969	547,747
Other operating expenses	966,725	353,671	2,461,594

Total noninterest expenses	4,958,654	2,237,793	12,575,657

Income before income taxes	2,505,993	1,891,826	9,697,864

INCOME TAX EXPENSE	893,690	680,019	3,502,136

Net income	$1,612,384	$1,211,807	$6,195,728

BASIC NET INCOME PER COMMON SHARE	$.34	$.26	$1.30

DILUTED NET INCOME PER COMMON SHARE	$.33	$.25	$1.27

Weighted average common shares outstanding - basic	4,769,102	4,758,162	4,764,072
Weighted average common shares outstanding - diluted	4,926,803	4,864,620	4,874,562

Beach First National Bancshares, Inc.

(Unaudited)
(In thousands)

Asset Quality Ratios and Other Data	March 31,	March 31,	December 31,
	2007	2006	2006

Total nonperforming loans	$1,107	$1,899	$1,625

Allowance for loan losses	6,172	4,883	5,888

Nonperforming loans as a percent of total
loans	0.24%	0.54%	0.40%

Nonperforming assets, past due and
restructured loans to total assets	0.32%	0.45%	0.31%

Net charge-offs to average total loans	0.004%	0.001%	0.17%

Allowance for loan losses to total loans	1.38%	1.40%	1.43%

Allowance for loan losses to
nonperforming loans	557.70%	257.10%	362.45%

			For the Year
	For the Quarter Ended		Ended
	March 31,		December 31,
	2007	2006	2006

Interest rate spread	3.84%	3.88%	4.06%

Net interest margin	4.39%	4.42%	4.62%